UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2015

AVALANCHE BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Paul B. Cleveland

Effective December 15, 2015, Paul B. Cleveland, the Chief Executive Officer and President of Avalanche Biotechnologies, Inc. (the “Company”), will serve as the Company’s interim Chief Financial Officer until such time as the Company appoints a permanent Chief Financial Officer.

Mr. Cleveland, age 59, has served as Chief Executive Officer and President of the Company since December 9, 2015. Previously, he served as the Chief Executive Officer and President and as a director of Celladon Corporation, a publicly held cardiovascular gene therapy company (“Celladon”), from May 2015 to November 2015, and as the President and Chief Financial Officer of Celladon from June 2014 to May 2015. From February 2013 to August 2013, Mr. Cleveland served as Executive Vice President, Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc., a private biotechnology company focused on the development of small-molecule drugs for the treatment of hormone-dependent cancers. From April 2011 to February 2013, Mr. Cleveland served as General Partner and Chief Operating Officer of Mohr Davidow Ventures. From January 2006 to February 2011, Mr. Cleveland served as Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc., a biopharmaceutical company. From April 2004 to December 2005, he served as a managing director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a managing director at investment bank J.P.Morgan Chase and Co. and a predecessor firm, Hambrecht & Quist. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley LLP; from December 1988 to December 1992, he was a corporate attorney at Sidley Austin LLP; and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell LLP. He has served as a member of the Board of Directors of Sangamo BioSciences, Inc., a publicly held biopharmaceutical company, since November 2008, and as a member of the Board of Directors of Alder BioPharmaceuticals, Inc., a publicly held biopharmaceutical company, since August 2015. Mr. Cleveland received a B.A. from Washington University in St. Louis and a J.D. from Northwestern University School of Law.

There are no family relationships between Mr. Cleveland and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Cleveland and any other persons pursuant to which he was selected as interim Chief Financial Officer. Mr. Cleveland has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Michael C. Swartzburg

Effective December 15, 2015, Michael C. Swartzburg will serve as the Company’s Principal Accounting Officer.

Mr. Swartzburg, age 48, has served as the Company’s Vice President, Finance and Controller since June 2014. Previously, Mr. Swartzburg served as the Vice President, Finance and Controller of One Medical Group, a private healthcare provider and technology company, from July 2013 through June 2014. From August 2009 to July 2013, Mr. Swartzburg served as the Corporate Controller for MAP Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, which was acquired by Allergan, Inc. in February 2013. Mr. Swartzburg started his career as a certified public accountant and auditor at Ernst & Young, LLP, in Los Angeles, California. Mr. Swartzburg received his B.S. in Business Administration, with an option in Accounting, at California State University, Northridge.

There are no family relationships between Mr. Swartzburg and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Swartzburg and any other persons pursuant to which he was selected as Principal Accounting Officer. Mr. Swartzburg has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	AVALANCHE BIOTECHNOLOGIES, INC.

	By:	/s/ Hans P. Hull
Hans P. Hull
Senior Vice President, Business Operations and Corporate Secretary